Exhibit 99.1
Lennox International Reports First Quarter Results
•	Revenue up 11% and total segment profit margin up 420 basis points on strong productivity improvements

•	Adjusted EPS from continuing operations $0.06, up from $0.22 loss a year ago

•	GAAP loss per share from continuing operations $0.02, compared to $0.32 loss a year ago

•	Repurchased $35 million of stock in the quarter and raised dividend 7%

•	Raising low end of 2010 revenue guidance range by 1 point to up 4-7%

•	Raising 2010 adjusted EPS from continuing operations guidance from $1.85-$2.25 to $1.90-$2.30
DALLAS, April 27 — Lennox International Inc. (NYSE: LII) today reported financial results for the first quarter of 2010.
Revenue for the first quarter was $644 million, up 11% from the prior-year quarter. Foreign exchange had a positive impact of 5 points. Diluted earnings per share from continuing operations on an adjusted basis, a non-GAAP measure, was $0.06, compared to a $0.22 adjusted loss per share in the first quarter a year ago. Diluted loss per share from continuing operations on a GAAP basis was $0.02, compared to a $0.32 loss in the year-ago quarter.
“Our residential businesses realized strong double-digit growth in the quarter, and our refrigeration business returned to growth,” said Todd Bluedorn, Chief Executive Officer. “While revenue in our commercial business was still down from a year ago, the rate of decline continued to slow in the quarter and profit was up. Overall for the company, the benefits from our productivity initiatives are clear, with gross margin up 330 basis points and total segment profit margin up 420 basis points in the quarter. With our strong balance sheet and improving end market conditions, we stepped up the level of cash returned to shareholders by raising our dividend 7% and repurchasing $35 million of stock in the quarter. Looking ahead, we are raising our 2010 guidance for adjusted EPS from continuing operations to a range of $1.90 to $2.30. Entering our strongest seasonal quarters, we are well-positioned for share gains with our recently introduced new products and to capitalize further on market opportunities.”

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the first quarter was $644 million, up 11% from the prior-year quarter. Foreign exchange had a positive impact of 5 points in the first quarter. Volume was higher and price/mix was down slightly from the year-ago quarter.
Gross Profit: Gross profit for the first quarter was $174 million, up 26% from $138 million in the year-ago quarter. Gross margin was 27.1% compared to 23.8% in the year-ago quarter, up 330 basis points. Gross margin benefited primarily from higher volume, lower component and commodity costs, and savings from restructuring and productivity initiatives.
Income (Loss) from Continuing Operations: Adjusted income from continuing operations in the first quarter was $3.4 million, or $0.06 diluted earnings per share, compared to adjusted loss from continuing operations of $12.0 million, or $0.22 diluted loss per share in the first quarter a year ago. Adjusted income from continuing operations for the first quarter of 2010 excludes a $4.6 million after-tax charge from restructuring activities and a $0.1 million after-tax charge for other items. In new restructuring activity in the first quarter, the company announced plans to exit its OEM refrigeration coil business in Australia.
On a GAAP basis, loss from continuing operations for the first quarter was $1.3 million, or $0.02 diluted loss per share, compared to $17.7 million loss from continuing operations, or $0.32 diluted loss per share in the prior-year quarter.
In the first quarter, the company had a loss from discontinued operations of $0.3 million after-tax, or $0.01 diluted loss per share, related to exiting the business of certain Service Experts service centers.
Free Cash Flow and Total Debt: Net cash used in operations in the first quarter was $40 million compared to net cash provided by operations of $16 million in the prior-year quarter. The company invested $11 million in capital assets in the first quarter. Free cash flow was ($51) million, compared to $6 million in the year-ago quarter. Total debt at the end of the first quarter was $291 million after the company repurchased $35 million of stock. Total cash and equivalents were $63 million at the end of the quarter.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
First quarter 2010 revenue from the Residential Heating & Cooling business segment was $284 million, up 15% from $246 million in the year-ago quarter. Foreign exchange had a positive 3 point impact. Segment profit was $7 million and segment profit margin was 2.5%, compared to segment loss of $5 million and segment loss margin of 1.9% a year ago. Results were impacted by higher volume, lower price/mix, savings from productivity initiatives, and lower component and commodity costs.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was $120 million, down 9% from $132 million in the year-ago quarter. Foreign exchange had a positive 3 point impact. Total segment profit was $3 million, and segment profit margin was 2.8%, compared to segment profit of $2 million and segment profit margin of 1.5% in the year-ago quarter. Results were impacted by lower volume, with offsets from lower commodity, component, and SG&A costs.
Service Experts
Revenue in the Service Experts business segment was $127 million in the first quarter, up 22% from $104 million in the year-ago quarter. Foreign exchange had a positive 5 point impact. Segment loss was $5 million and segment loss margin was 3.6%, compared to segment loss of $7 million and segment loss margin of 6.8% in the year-ago quarter. Results were impacted by higher volume and improved productivity, with offsets from lower price/mix and higher variable selling costs.
Refrigeration
Revenue in the Refrigeration business segment was $131 million in the first quarter, up 16% from $114 million in the year-ago quarter. Foreign exchange had a positive 15 point impact. Segment profit increased 129% and segment profit margin increased 560 basis points. Segment profit was $15 million and segment profit margin was 11.3% in the first quarter, compared to segment profit of $6 million and segment profit margin of 5.7% in the year-ago quarter. Results were impacted by higher price/mix, restructuring and productivity initiatives, favorable currency, and lower component and commodity costs.

FULL-YEAR OUTLOOK
The company is narrowing its revenue guidance range for 2010 and is raising full-year guidance for adjusted EPS from continuing operations.
•	Raising the low end of 2010 revenue guidance by 1 point to a new range of up 4-7%, including 2 points of positive foreign exchange impact.

•	Raising 2010 adjusted EPS from continuing operations guidance from a range of $1.85-$2.25 to a range of $1.90-$2.30.

•	Updating 2010 GAAP EPS from continuing operations guidance from a range of $1.75-$2.15 to a range of $1.77-$2.17, reflecting the higher adjusted EPS guidance range and additional restructuring charges.

•	Increasing the assumption for higher commodity costs headwind in 2010 from $5-10 million to $15-20 million.

•	Reiterating tax rate guidance of 35-36% for 2010.

•	Reiterating capital expenditure guidance of approximately $75 million in 2010.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s first quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-332-0345 at least 10 minutes prior to the scheduled start time and use reservation number 152831. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 11:00 a.m. Central time on April 27 through May 4, 2010, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 152831. This call will also be archived on the company’s web site.
Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2010, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months
	Ended March 31,
	2010	2009
NET SALES	$644.1	$580.6
COST OF GOODS SOLD	469.8	442.7

Gross profit	174.3	137.9
OPERATING EXPENSES:
Selling, general and administrative expenses	168.9	155.1
Gains and other expenses, net	(0.3)	(0.9)
Restructuring charges	7.2	11.2
Income from equity method investments	(2.0)	(1.3)

Operational income (loss) from continuing operations	0.5	(26.2)
INTEREST EXPENSE, net	2.5	1.9

Loss from continuing operations before income taxes	(2.0)	(28.1)
BENEFIT FROM INCOME TAXES	(0.7)	(10.4)

Loss from continuing operations	(1.3)	(17.7)
DISCONTINUED OPERATIONS:
Operational loss from discontinued operations	0.4	0.6
Income tax benefit	(0.1)	(0.2)

Loss from discontinued operations	0.3	0.4

Net loss	$(1.6)	$(18.1)

LOSS PER SHARE — BASIC AND DILUTED:
Loss from continuing operations	$(0.02)	$(0.32)
Loss from discontinued operations	(0.01)	(0.01)

Net loss	$(0.03)	$(0.33)

AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	56.0	55.2

CASH DIVIDENDS DECLARED PER SHARE	$0.15	$0.14

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Three Months
	Ended March 31,
	2010	2009
Net Sales
Residential Heating & Cooling	$284.2	$246.3
Commercial Heating & Cooling	119.7	131.5
Service Experts	127.1	104.4
Refrigeration	131.4	113.7
Eliminations (A)	(18.3)	(15.3)

	$644.1	$580.6

Segment Profit (Loss) (B)
Residential Heating & Cooling	$7.1	$(4.8)
Commercial Heating & Cooling	3.4	2.0
Service Experts	(4.6)	(7.1)
Refrigeration	14.9	6.5
Corporate and other	(13.2)	(13.9)
Eliminations (A)	0.2	(0.4)

Subtotal that includes segment profit (loss) and eliminations	7.8	(17.7)
Reconciliation to loss from continuing operations before income taxes:
Items in gains and other expenses, net that are excluded from segment profit (C)	0.1	(2.7)
Restructuring charges	7.2	11.2
Interest expense, net	2.5	1.9

Loss from continuing operations before income taxes	$(2.0)	$(28.1)

(A) Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B) The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:

Excluding:

o	Special product quality adjustment.

o	Items within Gains and/or losses and other expenses, net that are noted in (C) .

o	Restructuring charges.

o	Goodwill and equity method investment impairments.

o	Interest expense, net.

o	Other expense, net.

(C) Items in Gains and/or losses and other expenses, net that are excluded from segment profit are net change in unrealized gains on open future contracts, discount fee on accounts sold, realized gain on marketable securities, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63.0	$124.3
Restricted cash	25.1	—
Accounts and notes receivable, net of allowances of $15.7 and $15.6 in 2010 and 2009, respectively	349.5	357.0
Inventories, net	326.4	250.2
Deferred income taxes	34.3	34.9
Other assets	84.8	67.5

Total current assets	883.1	833.9
PROPERTY, PLANT AND EQUIPMENT, net	326.7	329.6
GOODWILL	260.9	257.4
DEFERRED INCOME TAXES	69.5	74.6
OTHER ASSETS, net	50.6	48.4

TOTAL ASSETS	$1,590.8	$1,543.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$4.2	$2.2
Current maturities of long-term debt	0.5	35.5
Accounts payable	286.1	238.2
Accrued expenses	285.9	317.9

Total current liabilities	576.7	593.8
LONG-TERM DEBT	286.6	193.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	13.3	13.4
PENSIONS	68.4	66.7
OTHER LIABILITIES	75.3	71.8

Total liabilities	1,020.3	939.5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 85,978,262 shares and 85,567,485 shares issued for 2010 and 2009, respectively	0.9	0.9
Additional paid-in capital	846.6	839.1
Retained earnings	548.7	558.6
Accumulated other comprehensive income (loss)	7.1	(0.8)
Treasury stock, at cost, 30,216,824 shares and 29,292,512 shares for 2010 and 2009, respectively	(832.8)	(793.4)

Total stockholders’ equity	570.5	604.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,590.8	$1,543.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Loss From Continuing Operations to Adjusted Income (Loss) From Continuing Operations

	For The Three Months
	Ended March 31,
	2010	2009
Loss from continuing operations, a GAAP measure	$(1.3)	$(17.7)
Restructuring charges, after tax	4.6	7.5
Net change in unrealized gains on open future contracts, after tax (a)	—	(1.8)
Other items, after tax (a)	0.1	—

Adjusted income (loss) from continuing operations, a non-GAAP measure	$3.4	$(12.0)

Loss per share from continuing operations — diluted, a GAAP measure	$(0.02)	$(0.32)
Restructuring charges	0.08	0.14
Net change in unrealized gains on open future contracts (a)	—	(0.04)

Adjusted earnings (loss) per share from continuing operations — diluted, a non-GAAP measure	$0.06	$(0.22)

(a)	Recorded in Gains and other expenses, net in the Consolidated Statements of Operations

	For The Three Months
	Ended March 31,
Components of Gains and other expenses, net (pre-tax):	2010	2009
Realized (gains) losses on settled future contracts (a)	$(0.4)	$1.9
Foreign currency exchange gain (a)	(0.1)	(0.2)
Loss on disposal of fixed assets (a)	0.1	—
Discount fee on accounts sold (b)	—	0.2
Realized gain on marketable securities (b)	—	(0.1)
Net change in unrealized gains on open futures contracts (c)	—	(2.7)
Gain on sale of business (c)	(0.1)	—
Other items, net (c)	0.2	—

Gains and other expenses, net (pre-tax)	$(0.3)	$(0.9)

(a)	Included in segment profit (loss) and adjusted income (loss) from continuing operations

(b)	Included in adjusted income (loss) from continuing operations but excluded from segment profit (loss)

(c)	Excluded from segment profit (loss) and adjusted income (loss) from continuing operations

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations — Diluted

For the
Year Ended
December 31,
2010
ESTIMATED
Adjusted income per share from continuing operations — diluted	$1.90 — $2.30
Restructuring charges	(0.12)
Net change in unrealized losses on open futures contracts and other items, net	(0.01)

GAAP income per share from continuing operations — diluted	$1.77 - $2.17

Free Cash Flow

	For the Three Months
	Ended March 31,
	2010	2009
Net cash (used in) provided by operating activities	$(40.3)	$16.3
Purchase of property, plant and equipment	(10.7)	(9.9)

Free cash flow	$(51.0)	$6.4

Operational Working Capital

		March 31,		March 31,
		2010		2009
	March 31,	Trailing	March 31,	Trailing
	2010	12 Mo. Avg.	2009	12 Mo. Avg.
Accounts and notes receivable, net	$349.5		$330.0
Asset securitization	—		30.0
Allowance for doubtful accounts	15.7		18.6

Accounts and notes receivable, gross	365.2	$404.6	378.6	$489.5

Inventories	326.4		320.3
Excess of current cost over Last-in,
First-out	71.7		75.1

Inventories as adjusted	398.1	358.1	395.4	418.3

Accounts payable	(286.1)	(259.5)	(257.7)	(307.2)

Operating working capital (a)	$477.2	$503.2	$516.3	$600.6

Net sales, trailing twelve months (b)	$2,911.0	$2,911.0	$3,267.1	$3,267.1

Operational working capital ratio (a / b)	16.4%	17.3%	15.8%	18.4%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.

Debt to Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) Ratio

Trailing
Twelve
Months to
March 31,
2010
Earnings before interest and taxes (“EBIT”) (a)	$190.0
Depreciation and amortization expense (“DA”) (b)	53.1

EBITDA (EBIT excluding DA) (a + b)	$243.1

Total debt at March 31, 2010 (c)	$291.3

Total debt to EBITDA ratio ((c / (a + b))	1.2

Reconciliation of EBIT to income from continuing operations before income taxes:
EBIT per above (non-GAAP)	$190.0
Special product quality adjustment	18.3
Items in gains and other expenses, net that are excluded from segment profit	(8.1)
Impairment of assets	6.4
Restructuring charges	37.5
Other expenses, net	0.1
Interest expense, net	8.8

Income from continuing operations before income taxes (GAAP)	$127.0